Filed Under Rule 424(b)(3), Registration Statement No. 333-136681
Pricing Supplement Number 9 Dated 06/30/2008
(To: Prospectus Dated August 16, 2006 and Prospectus Supplement Dated: April 28, 2008)

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WBV7	100.000%	0.400%	$0.00	FIXED	5.450%	SEMI-ANNUAL	07/15/2010	01/15/2009	$29.07	YES	Senior Unsecured Notes	A1	A+
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WBW5	100.000%	0.625%	$0.00	FIXED	5.700%	SEMI-ANNUAL	07/15/2011	01/15/2009	$30.40	YES	Senior Unsecured Notes	A1	A+
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WBX3	100.000%	0.750%	$0.00	FIXED	6.150%	SEMI-ANNUAL	07/15/2012	01/15/2009	$32.80	YES	Senior Unsecured Notes	A1	A+
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WBY1	100.000%	1.000%	$0.00	FIXED	6.400%	SEMI-ANNUAL	07/15/2013	01/15/2009	$34.13	YES	Senior Unsecured Notes	A1	A+
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WBZ8	100.000%	1.100%	$0.00	FIXED	6.650%	SEMI-ANNUAL	07/15/2014	01/15/2009	$35.47	YES	Senior Unsecured Notes	A1	A+
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking	Moody's Rating	S & P Rating
45974WCA2	100.000%	1.200%	$0.00	FIXED	6.850%	SEMI-ANNUAL	07/15/2015	01/15/2009	$36.53	YES	Senior Unsecured Notes	A1	A+
Redemption Information: Non-Callable.
Joint Lead Managers and Lead Agents: Banc of America Securities LLC, Incapital, LLC Agents:  Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

International Lease Finance Corporation	Trade Date: Monday, June 30, 2008 @12:00 PM ET
Settle Date: Thursday, July 03, 2008
Minimum Denomination/Increments: 1 Note/1 Note
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is a registered trademark of Incapital Holdings LLC.  All rights reserved

International Lease Finance Corporation $1,000,000,000.00 International Lease Finance Corporation InterNotes Prospectus Dated 16-Aug-06 and Prospectus Supplement Dated: 28-Apr-08